EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            FROST CAPITAL GROUP, INC.


         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

         FIRST:   The name of the corporation is FROST CAPITAL GROUP, INC.
(hereinafter the "Corporation").

         SECOND: The address of the initial registered and principal office of the Corporation in this state is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808, and the name of the registered agent at said address is Corporation Service Company.

         THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

         FOURTH: (a) Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 100,005,000 which shall consist of 100,000,000 shares, $.0001 par value, designated as Common Stock and 5,000 shares, $.0001 par value, designated as Preferred Stock.

              Number of Shares                    Par Value
              ----------------                    ---------

                100,000,000                       $ .0001
                      5,000                       $ .0001

                  (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in series or otherwise and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series, if any, of the Preferred Stock, to fix the number of shares constituting any such series, and to fix the voting powers, designations, and relative, participating, optional, conversion, redemption and other rights of the shares of Preferred Stock or series thereof, and the qualifications, limitations and restrictions thereof, and to increase and to decrease the number of shares of Preferred Stock constituting any such series. The authority of the Board of Directors of the Corporation with respect to shares of Preferred Stock or any series thereof shall include but shall not be limited to the authority to determine the following:

         I.       The designation of any series.

         II.      The number of shares initially constituting any such series.

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         III.     The rate or rates and the times at which dividends on the
shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

         IV. Whether or not shares of the Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

         V. The amount payable on the shares of Preferred Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $.01 per share before the holders of shares of the Common Stock or the holders of any other class of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; provided, further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

         VI. Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

         VII. Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

         VIII. Whether or not a purchase fund shall be provided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

         IX. Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

         X. Any other relative rights, preferences, qualifications, limitations and restrictions.


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         (c)      Common Stock.

         I. Dividends. Subject to the preferential dividend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive only such dividends as may be declared by the Board of Directors.

         II. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock, ratably in proportion to the number of shares of the Common Stock held by them.

         III. Voting Rights. Except as otherwise required by statute or as otherwise provided in this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting, voting together with the holders of shares of the Preferred Stock who are entitled to vote, if any such shares are then outstanding and not as a separate class.

         FIFTH:   The name and address of the incorporator are as follows:

               Name                                     Address
               ----                                     -------

         Richard B. Frost                        327 Plaza Real, Suite 319
                                                 Boca Raton, FL  33432

         SIXTH:   The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders;

         (a) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

         (b) The Board of Directors shall have the power without the assent or vote of the stockholders;

                  I. To make, alter, amend, change, add to or repeal the By-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends;


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

                  II. To determine from time to time whether, and at what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

         (c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders of the Corporation or at any meeting of the stockholders of the Corporation called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be represented thereat in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders of the Corporation as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SEVENTH: (a)      The Corporation shall, to the full extent permitted
by Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  (b) A director of the Corporation shall not be personally liable to the Corporation and to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

                  (c) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such


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amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (d) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceedings (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Paragraph SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph SEVENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (d) If a claim under sub-paragraph (c) of this Paragraph SEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute,


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provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         (f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

         EIGHTH: The following paragraphs (a) through (d) shall apply during the period commencing upon the consummation of the Corporation's initial public offering of securities ("IPO") and terminating upon the consummation of any "Business Combination," and, except as provided in subparagraph (c) of this paragraph EIGHTH, may not be amended during such period. A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, exchange of capital stock, asset or stock acquisition or other similar type of transaction, of any business ("Target Business").

         (a) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that the holders of a majority in interest of the outstanding voting stock vote for the approval of the Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided, however, that the Corporation shall not consummate any Business Combination if 20% or more in interest of the holders of the Public Shares (as hereafter defined) exercise their conversion rights described in subparagraph (b) of this Paragraph EIGHTH. All of the Company's stockholders prior to the consummation of the IPO, including all of the Company's directors and officers, have agreed to vote their respective shares of Common Stock owned by them immediately prior to the IPO in accordance with the vote of a majority in interest of all of the holders of Public Shares for any Business Combination; provided, however, that such stockholders, officers and directors (i) will vote in any manner they determine, in their sole discretion, for any other items that come before a vote of all of the stockholders of the Corporation; and (ii) who purchase securities of the Corporation in the IPO or following the IPO in the open market shall be entitled to vote such securities in any manner the beneficial owner of such securities directs, in its or his sole discretion.

         (b) In the event that a Business Combination is approved in accordance with subparagraph (a) of this Paragraph EIGHTH and is consummated by the Corporation, any holder of shares of Common Stock issued in the IPO ("Public Shares") who voted against the Business Combination may demand that the Corporation convert such holder's Public Shares into his or its pro rata share of the amount in the Trust Fund (as defined below), inclusive of any interest thereon, as of the record date for determination of stockholders entitled to vote on the Business Combination. "Trust Fund" shall mean that trust account established by the Corporation at the consummation of its IPO and into which certain net proceeds of the IPO are deposited.

         (c) In the event that the Corporation does not consummate a Business Combination by the later of (i) 24 months after the consummation of the IPO or (ii) 30 months after the


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consummation of the IPO in the event that a letter of intent or definitive agreement for a Business Combination was executed prior to the end of such 24 month period (the later of such dates being referred to as the "Termination Date"), the officers of the Corporation shall take all such actions as may be necessary to dissolve and liquidate the Corporation within a reasonable period of time following the Termination Date; provided, however, that the Corporation may determine to seek stockholder approval to continue its existence. In the event that the Corporation is so dissolved and liquidated, liquidating distributions shall be made only with respects to the Public Shares and the Corporation shall pay no liquidating distributions with respect to any shares of Common Stock outstanding prior to the consummation of the IPO.

         (d) A holder of Public Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event such holder demands conversion of its or his shares in accordance with subparagraph (b) of this Paragraph EIGHTH. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Fund.

         NINTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (other than the provisions of Article EIGHTH, which may not be amended prior to consummation of a Business Combination unless by the affirmative vote of the holders of a majority in interest of the Public Shares) in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, the undersigned hereby executes this Certificate of Incorporation and affirms that the facts set forth herein are true and under the penalties of perjury this _____ day of March, 2001.



                                            ------------------------------------
                                            Richard B. Frost, Incorporator


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